UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2016

XO Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35217	13-3895178
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

195 Broadway, 25th Floor New York, New York	10007
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 219-8555

_____________________ (Former name or former address, if changed since last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Paul Bascobert

Effective September 7, 2016, XO Group Inc. (the “Company”) appointed Paul Bascobert as President of Local Marketplace.

Mr. Bascobert, 52, joins from Yodle Inc., which was acquired by Web.com Group, Inc. in February 2016. Mr. Bascobert had been President of Local at Yodle, Inc. from May 2014, leading a team of sales, client services and marketing professionals. Mr. Bascobert had previously served at Bloomberg L.P. from December 2009 to May 2014, where he held positions of President of Bloomberg BusinessWeek and Chief Operating Officer of Bloomberg Media. Prior to that, Mr. Bascobert served as Chief Marketing Officer of Consumer Media Group of Dow Jones & Company Inc., a division of News Corporation, as Senior Vice President of Operations at the Dow Jones Consumer Media Group, and as an Executive Vice President of Sales and Marketing at Braun Consulting Inc. Prior to joining Braun Consulting Inc., Mr. Bascobert served as Vice President and Founding Member of Vertex Partners Inc., and prior to that he held positions with Corporate Decisions Inc., and was a Systems Engineer for General Motors and Whirlpool Corporation. Mr. Bascobert holds a B.S. in Electrical Engineering from Kettering University and an M.B.A. in Finance from The Wharton School of the University of Pennsylvania.

There are no family relationships between Mr. Bascobert and any director or executive officer of the Company and he has no direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Bascobert and other persons pursuant to which Mr. Bascobert was appointed as an officer.

Kristin Savilia

On September 7, 2016, Kristin Savilia announced that she is stepping down from her position as President, Local Marketplace and executive officer of the Company effective immediately. Specific terms of Ms. Savilia’s transition have not been determined.

Item 7.01	Regulation FD Disclosure.

On September 7, 2016, the Company issued a press release announcing the appointment of Mr. Bascobert. A copy of the Company’s press release is attached as Exhibit 99.1 hereto, and is incorporated by reference into this report.

The information included in this Current Report on Form 8-K (including Exhibit 99.1 hereto) that is furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a) (2) of the Securities Act of 1933, as amended. The information contained in this Item and in the accompanying Exhibit 99.1 shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference into such filing.

By furnishing the information in this Item 7.01, the Company makes no admission as to the materiality of Item 7.01 in this report or the presentation attached hereto as Exhibit 99.1. The information contained in the presentation is summary information that is intended to be considered in the context of the Company’s filings with the United States Securities and Exchange Commission (the “SEC”) and other public announcements that the Company makes, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in this Item, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

The Company cautions readers that the presentation attached hereto as Exhibit 99.1 contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements as actual events or results could differ materially from the forward-looking statements contained in the presentation. Readers are urged to read the reports and documents filed from time to time by the Company with the SEC for a discussion of important risk factors that could cause actual results to differ materially from those discussed in the forward-looking statements. It is routine for the Company’s internal projections and expectations to change as the quarter and year progress, and therefore it should be clearly understood that the internal projections and beliefs upon which the Company bases its expectations may change. Although these expectations may change, the Company is under no obligation to inform the readers if they do or to update the presentation that is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number.	Description
99.1	Press Release issued by XO Group Inc. dated September 7, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XO GROUP INC. (Registrant)

Date: September 7, 2016	By:	/s/ GILLIAN MUNSON
Gillian Munson
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release issued by XO Group Inc. dated September 7, 2016